Exhibit 99.1

Clean Harbors Announces Retirement of Founder and Executive Chairman Alan S. McKim

NORWELL, Mass. May 20, 2026 – Clean Harbors, Inc. (“Clean Harbors” or the “Company”) (NYSE: CLH) today announced that its Founder and Executive Chairman, Alan S. McKim, has informed the Board of Directors of his intention to retire from the Board and his role as Chief Technology Officer upon the Board appointing a new Chair. The Board expects to appoint an independent Chair later this summer as part of a planned leadership transition.

McKim founded Clean Harbors in 1980 and served as Chairman and Chief Executive Officer until 2023, when he transitioned to the role of Executive Chairman and Chief Technology Officer. Under his leadership, Clean Harbors has grown into North America’s leading provider of environmental and industrial services, generating more than $6 billion in annual revenue and expanding through disciplined organic investment and strategic M&A.

“Thanks to Alan’s foresight and long-term strategic approach, the Clean Harbors brand has become synonymous with world-class environmental services,” said Edward Galante, lead independent director. “Under Alan’s leadership, the Company has set industry standards for safety, compliance and service excellence. Beyond the financial results over more than four decades, Alan’s legacy is defined by the integrity and core values he embedded throughout the organization. It has been an honor to work alongside him and witness the fulfillment of his vision for the company he founded. On behalf of the entire Board, we thank Alan for his extraordinary contributions and for establishing the strong foundation on which Clean Harbors will continue to grow.”

During his tenure, McKim positioned Clean Harbors not only as the leading environmental and industrial services provider, but also as a critical emergency response partner for many of the nation’s largest and most complex incidents. The Company has played key roles in responses to events including 9/11, major hurricanes, the Deepwater Horizon disaster, avian flu outbreaks and large-scale Covid decontamination projects.

“The story of Alan McKim is, in many ways, the story of American ingenuity and execution,” said Mike Battles, Co-Chief Executive Officer. “He started Clean Harbors with three friends, a single truck, and a small garage, combined with a conviction that the emerging environmental services sector required a different standard of capability and reliability. Over the ensuing decades, he led with clarity and discipline and helped transform not only this company, but the entire industry. Today, Clean Harbors employs nearly 25,000 people, maintains a fleet of more than 20,000 vehicles and operates a network of over 900 service
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058

branch locations across North America. The scale, resilience and culture of Clean Harbors today are a direct reflection of Alan’s profound and enduring impact on this organization.”

Eric Gerstenberg, Co-Chief Executive Officer, said, “I have been privileged to work alongside Alan for more than 35 years and have tremendous respect for what he has built. The culture he developed over decades starts with an unyielding commitment to the safety of our employees, our facilities and the communities we serve. Alan also promoted technology as a core differentiator for Clean Harbors, both to enhance the value we deliver to customers and to drive sustainable competitive advantage. As a leader, he consistently challenged us to think long term, to act responsibly and to remember that every decision ultimately impacts people. His ethos is captured in our company motto: People and technology creating a cleaner, safer environment.”

Reflecting on his retirement, McKim said, “I can step back from the Company I founded with confidence, knowing that Clean Harbors is in very capable hands with a strong, engaged Board and a talented executive leadership team, led by Eric and Mike. After working for more than 50 years in the environmental industry, I am looking forward to spending more time with my family. As a blue-collar kid who grew up outside Boston with an entrepreneurial spirit and a calling to clean up the environment, I have watched Clean Harbors grow from its humble beginnings to succeeding beyond my wildest dreams. My greatest satisfaction comes from the impact Clean Harbors has had on the lives and careers of our employees and their families, and from the trust that customers have placed in us to manage hazardous materials safely and to respond in their moments of greatest need. I am confident Clean Harbors’ mission will continue as current leadership drives the Company in its next phase of growth.”

In addition to his roles at Clean Harbors, McKim serves as vice chair on Northeastern University’s Board of Trustees and on the Board of Directors of South Shore Health. He received his Master of Business Administration from Northeastern’s D’Amore-McKim School of Business and holds honorary doctorates from Northeastern and Massachusetts Maritime Academy. McKim is also the author of Doing the Doing, which chronicles Clean Harbors’ journey from fledgling startup to North America’s environmental services leader.

About Clean Harbors
Clean Harbors (NYSE: CLH) is North America’s leading provider of environmental and industrial services. The Company serves a diverse customer base, including a majority of Fortune 500 companies. Its customer base spans a number of industries, including chemical, manufacturing and refining, as well as numerous government agencies. These customers rely on Clean Harbors to deliver a broad range of services such as end-to-end hazardous waste management, emergency spill response, industrial cleaning and maintenance, and recycling services. Through its Safety-Kleen subsidiary, Clean Harbors also is a leading provider of parts washers and environmental services to commercial, industrial and automotive
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058

customers, as well as North America’s largest re-refiner and recycler of used oil. Founded in 1980 and based in Massachusetts, Clean Harbors operates in the United States, Canada, Mexico, Puerto Rico and India. For more information, visit www.cleanharbors.com.

Safe Harbor Statement
Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “seeks,” “will,” “should,” “estimates,” “projects,” “may,” “likely,” “potential,” “outlook” or similar expressions. Such statements may include, but are not limited to, statements about the planned Chairman of the Board transition, future financial and operating results, plans, strategy, objectives and goals, cost management initiatives, pricing and productivity initiatives, contingent liabilities, liquidity, business, economic and market conditions, trends, customer demand, impacts of tariffs and new legislation, acquisitions, growth opportunities, expectations, challenges and other statements that are not historical facts. Such statements are based upon the beliefs and expectations of Clean Harbors’ management as of the date of this press release only and are subject to certain risks and uncertainties that could cause actual results to differ materially, including, without limitation: operational and safety risks; risks relating to the failure of new or existing technologies; cybersecurity risks; the occurrence of natural disasters or other catastrophic events, as well as their residual macroeconomic effects; risks associated with retaining and hiring key personnel; environmental liability and product liability risks relating to hazardous waste management and other components of the Company’s business; negative economic, industry or other developments, including market volatility or economic downturns; risks associated with management’s assumptions relating to expansion of the Company’s landfills; reductions in the demand for emergency response services at industrial facilities or on roadways, railways or waterways, and other remedial projects and regulatory developments; reductions in the demand for oil products and automotive services and volatility in oil prices in the markets the Company serves; changes in statutory and regulatory requirements and risks relating to extensive environmental laws and regulations; risks associated with existing and potential litigation; risks associated with the Company’s identification and execution of strategic capital expenditures, acquisitions and divestitures and their related liabilities; risks relating to the availability and sufficiency of the Company’s insurance coverage, self-insurance, surety bonds, letters of credit and other forms of financial assurance; the impact of new tax legislation or changes in tax regulations and interpretations; the imposition of trade sanctions or tariffs; fluctuations in interest rates and foreign currency exchange rates; risks relating to the Company’s indebtedness and covenants in its debt agreements; risks associated with certain anti-takeover provisions under the Massachusetts Business Corporation Act and the Company’s By-Laws, and those items identified as “Risk Factors” in Clean Harbors’ most recently filed reports on Form 10-K and Form 10-Q. Forward-looking statements are neither historical facts nor assurances of future performance. Therefore, readers are cautioned not to place undue reliance on these forward-looking statements. Clean Harbors undertakes no obligation to revise or publicly
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058

release the results of any revision to these forward-looking statements other than through its filings with the Securities and Exchange Commission, which may be viewed in the “Investors” section of Clean Harbors’ website at www.cleanharbors.com.

Contacts:

Eric J. Dugas	Jim Buckley
EVP and Chief Financial Officer	SVP Investor Relations
Clean Harbors, Inc.	Clean Harbors, Inc.
781.792.5100	781.792.5100
InvestorRelations@cleanharbors.com	Buckley.James@cleanharbors.com

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058